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                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement on Form N-1A under the Securities Act of 1933 of our report dated August 20, 1997, relating to Nuveen Dividend and Growth Fund (Flagship Utility Income Fund), incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

                                       /s/ Deloitte & Touche LLP
                                           Deloitte & Touche LLP

Dayton, Ohio
October 8, 1998